UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 5, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Assets in Oklahoma

     On July 1, 2005, the Company closed the remaining two of the four previously announced purchase and sale agreements to acquire assets in Oklahoma for an aggregate adjusted purchase price of $21.3 million. These two purchase and sale agreements relate to multiple producing gas properties and four gas gathering systems located in Pittsburg and various other Oklahoma counties. The effective dates of the purchase of the gas properties and the gas gathering systems are October 1, 2004 and January 1, 2005, respectively. The closing of these purchase and sale agreements did not include the previously disclosed proposed acquisition of additional interests that would have increased the interests to be acquired by the Company in the producing properties by a proportionate 20%.

     The Company expects to allocate approximately $8 million of the purchase price to unevaluated leasehold, and $5.3 million to the gathering systems. The purchase price was funded with a portion of the remaining proceeds from the Company’s offering of 10 3/8% Senior Notes due 2012.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired:

NONE

(b)	Pro Forma Financial Information:

NONE

(c)	Exhibits: 99.1 Press Release dated July 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: July 5, 2005	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated July 5, 2005.